As filed with the Securities and Exchange Commission on November 9, 2001

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report - November 7, 2001

Commission                                         Registrant, State of Incorporation                                 I.R.S. Employer
File Number                                         Address and Telephone Number                                  Identification No.

0-25595                                                 Niagara Mohawk Holdings, Inc.                               16-1549726
                                                               (a New York corporation)
                                                               300 Erie Boulevard West
                                                               Syracuse, New York 13202
                                                               315.474.1511

1-2987                                                   Niagara Mohawk Power Corporation                     15-0265555
                                                               (a New York corporation)
                                                               300 Erie Boulevard West
                                                               Syracuse, New York 13202
                                                               315.474.1511

Item 2.   Disposition of Nuclear Assets

On November 7, 2001, Niagara Mohawk Power Corporation (“Niagara Mohawk”) sold its Nine Mile Point Unit 1 (“Unit 1”) and 41 percent share of its Nine Mile Point Unit 2 (“Unit 2”) nuclear plants pursuant to an agreement dated December 2000 to Constellation Energy Group, Inc. (“Constellation Energy”). See Niagara Mohawk Holdings, Inc. (“Holdings”) and Niagara Mohawk’s combined Form 10-K for fiscal year ended December 31, 2000, Part II, Item 8. Financial Statements and Supplementary Data - Note 3 and Holdings and Niagara Mohawk’s combined Form 10-Q for the quarter ended June 30, 2001, Part I, Item 1. Financial Statements Note 3 for a complete discussion regarding this announced sale of Niagara Mohawk’s nuclear generation assets and its regulatory treatment. The agreement with Constellation Energy was filed as exhibits 10-42a and 10-42b in Holdings and Niagara Mohawk’s combined Form 10-K for fiscal year ended December 31, 2000.

Niagara Mohawk received cash proceeds of approximately $271 million and note receivable of $249.8 million on November 7, 2001.Niagara Mohawk is obligated to use 85 percent of the net proceeds of the sales of the generation assets to reduce its senior debt outstanding within 180 days after the receipt of such proceeds pursuant to the covenants of the Senior Notes issued in 1998. Such Senior Notes were issued to fund the Master Restructuring Agreement. Along with the asset purchase agreements, Niagara Mohawk also signed power purchase agreements (“PPAs”) with Constellation to purchase energy at negotiated competitive prices for approximately ten years.

Item 5.   Other Events

(a)        On November 7, 2001, Niagara Mohawk issued a press release relating to the sale of its nuclear generation assets. See Attached Exhibit No. 99.

Item 7.   Financial Statements

(b)       Unaudited Pro Forma Financial Information

The following unaudited Pro Forma Consolidated Financial Information illustrates the effects of the sale of the nuclear assets discussed in Item 2 on Holdings and Niagara Mohawk’s results of operations and financial position. The Pro Forma Consolidated Statements of Income for the Year Ended December 31, 2000, and for the Six Months Ended June 30, 2001, were prepared as if the sale occurred on January 1, 2000, but exclude nonrecurring items relating to the sale. Such nonrecurring items include the non-cash write-off of $123 million of stranded costs in accordance with the October 26, 2001 New York State Public Service Commission (“PSC”) Order approving such sale and the income that would be recognized from the unamortized investment tax credits (“ITCs”) of $79.7 million associated with the nuclear assets. The Pro Forma Consolidated Balance Sheet at June 30, 2001, was prepared as if the sale occurred on June 30, 2001. None of the Unaudited Pro Forma Consolidated Financial Information includes any returns that Niagara Mohawk might have earned on the cash sales proceeds.

The unaudited Pro Forma Consolidated Financial Information is presented for illustrative purposes only and does not purport to represent what Holdings and Niagara Mohawk’s results of operations or financial position would have been if the nuclear asset sale had occurred at the beginning of the periods or on the date indicated, or project Holdings and Niagara Mohawk’s results of operations or financial position for any future period or date. The pro forma disposition adjustments are based upon available information that Niagara Mohawk believes is reasonable under the circumstances.

The following unaudited Pro Forma Consolidated Financial Information, therefore, is dependent on the assumptions described in the footnotes and should be read in conjunction with Holdings and Niagara Mohawk’s audited consolidated financial statements for the year ended December 31, 2000, including footnotes, as contained in Holdings and Niagara Mohawk’s 2000 Annual Report on Form 10-K, and (b) Holdings and Niagara Mohawk’s unaudited consolidated financial statements for the six months ended June 30, 2001, including footnotes, as contained in Holdings and Niagara Mohawk’s 2001 second quarter report on Form 10-Q.

(c)       Exhibits - Following is the list of Exhibits furnished in accordance with the provisions of Item 601 of Regulation S-K, filed as part of this current report on Form 8-K.

Exhibit No. 99 - Press release of Niagara Mohawk issued on November 7, 2001 relating to the sale of its nuclear generation assets.

NIAGARA MOHAWK HOLDINGS, INC. AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                                                       For the year ended December 31, 2000
                                                                     Pro Forma
                                                     As Reported    Adjustments    Pro Forma
                                                     ------------   -----------   -----------
                                                                (in thousands of dollars)
Operating revenues:
   Electric (Note 1)                                  $3,799,926    $   (5,371)   $3,794,555
   Gas                                                   733,197                     733,197
   Other                                                   6,149                       6,149
                                                     ------------   -----------   -----------
                                                       4,539,272        (5,371)    4,533,901
                                                     ------------   -----------   -----------
Operating expenses:
   Electricity purchased (Note 1)                      1,714,946       306,519     2,021,465
   Fuel for electric generation (Note 1)                  74,340       (38,986)       35,354
   Gas purchased                                         434,044                     434,044
   Other operation and maintenance (Note 2)              913,710      (142,455)      771,255
   Amortization/accretion of MRA/IPP buyout costs        375,487                     375,487
   Amortization of loss on sale of assets (Note 3)             -       100,000       100,000
   Depreciation and amortization (Note 4)                312,337      (114,617)      197,720
   Other taxes (Note 5)                                  284,558       (27,446)      257,112
                                                     ------------   -----------   -----------
                                                       4,109,422        83,015     4,192,437
                                                     ------------   -----------   -----------
Operating income                                         429,850       (88,386)      341,464
Other income (deductions) (Note 6)                       (13,542)       21,058         7,516
                                                     ------------   -----------   -----------
Income before interest charges                           416,308       (67,328)      348,980
Interest charges (Note 7)                                437,274        (7,769)      429,505
Preferred dividend requirement of subsidiary              31,437                      31,437
                                                     ------------   -----------   -----------
Loss before income taxes                                 (52,403)      (59,559)     (111,962)
Income taxes (Note 8)                                     (6,769)      (17,370)      (24,139)
                                                     ------------   -----------   -----------
Loss  before extraordinary item                          (45,634)      (42,189)      (87,823)
Extraordinary item - loss from the extinguishment
   of debt, net of income taxes of $489                     (909)                       (909)
                                                     ------------   -----------   -----------
Net loss                                                 (46,543)      (42,189)      (88,732)
                                                                    ===========
Retained earnings at beginnning of year                  610,952                     610,952
                                                     ------------                 -----------
Retained earnings at end of year                      $  564,409                  $  522,220
                                                     ============                 ===========
Average number of shares of common stock
   outstanding (in thousands)                            167,383       167,383       167,383
Basic and diluted loss per average share of
   common stock before extraordinary item             $    (0.27)   $    (0.25)   $    (0.52)
Extraordinary item per average share of common
   stock                                                   (0.01)                      (0.01)
                                                     ------------   -----------   -----------
Basic and diluted loss per average share of
   common stock                                       $    (0.28)   $    (0.25)   $    (0.53)
                                                     ============   ===========   ===========

NIAGARA MOHAWK HOLDINGS, INC. AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                                                   For the six months ended June 30, 2001
                                                                 Pro Forma
                                                   As Reported  Adjustments    Pro Forma
                                                   -----------  -----------   -----------
                                                         (in thousands of dollars)
Operating revenues:
 Electric (Note 1)                                 $1,881,471   $  (1,975)    $1,879,496
 Gas                                                  575,231                    575,231
 Other                                                    312                        312
                                                   -----------  ----------    -----------
                                                    2,457,014      (1,975)     2,455,039
                                                   -----------  ----------    -----------
Operating expenses:
 Electricity purchased (Note 1)                       851,915     128,668        980,583
 Fuel for electric generation (Note 1)                 21,699     (16,523)         5,176
 Gas purchased                                        391,627                    391,627
 Other operation and maintenance (Note 2)             516,538     (72,170)       444,368
 Amortization/accretion of MRA/IPP buyout costs       182,145                    182,145
 Amortization of loss on sale of assets (Note 3)            -      50,000         50,000
 Depreciation and amortization (Note 4)               157,104     (58,584)        98,520
 Other taxes (Note 5)                                 115,808     (13,451)       102,357
                                                   -----------  ----------    -----------
                                                    2,236,836      17,940      2,254,776
                                                   -----------  ----------    -----------
Operating income                                      220,178     (19,915)       200,263
Other income (deductions) (Note 6)                    (44,468)      7,584        (36,884)
                                                   -----------  ----------    -----------
Income before interest charges                        175,710     (12,331)       163,379
Interest charges (Note 7)                             202,487      (8,132)       194,355
Preferred dividend requirement of subsidiary           15,515                     15,515
                                                   -----------  ----------    -----------
Income before income taxes                            (42,292)     (4,199)       (46,491)
Income taxes (Note 8)                                   9,619        (388)         9,231
                                                   -----------  ----------    -----------
Loss before cumulative effect of                      (51,911)     (3,811)       (55,722)
 a change in accounting principle
Cumulative effect of a change in accounting
 principle, net of income tax                          12,790                     12,790
                                                   -----------  ----------    -----------
Net loss                                           $  (39,121)  $  (3,811)    $  (42,932)
                                                                ==========
Retained earnings at beginning of year                564,409                    564,409
                                                   -----------                -----------
Retained earnings at end of year                   $  525,288                 $  521,477
                                                   ===========                ===========
Average number of shares of common stock
 outstanding (in thousands)                           160,240     160,240        160,240
Basic and diluted loss per average share of
 common stock before cumulative effect of
 change in accounting principle                    $    (0.32)  $   (0.03)    $    (0.35)
Cumulative effect of a change in accounting
 principle, net of tax                                   0.08                       0.08
                                                   -----------  ----------    ------------
Basic and diluted loss per average share of
 common stock                                      $    (0.24)  $   (0.03)    $    (0.27)
                                                   ===========  ==========    ===========

NIAGARA MOHAWK HOLDINGS, INC. AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

                                                                June 30, 2001
                                                                         Pro Forma
                                                          As Reported    Adjustments      Pro Forma
                                                         ------------   -------------   ------------
                                                                   (in thousands of dollars)
ASSETS
Utility plant:
 Electric plant (Note 9)                                 $ 7,201,994    $(2,400,976)    $ 4,801,018
 Nuclear fuel (Note 9)                                       674,721       (674,721)              -
 Gas plant                                                 1,326,578                      1,326,578
 Common plant (Note 9)                                       359,604                        359,604
 Construction work in progress (Note 9)                      245,093        (25,860)        219,233
                                                         ------------   ------------    ------------
  Total utility plant                                      9,807,990     (3,101,557)      6,706,433
 Less-Accumulated depreciation and amortization (Note 9)   4,111,520     (1,966,331)      2,145,189
                                                         ------------   ------------    ------------
  Net utility plant                                        5,696,470     (1,135,226)      4,561,244
                                                         ------------   ------------    ------------
Other property and investments (Note 10)                     533,300       (349,530)        183,770
                                                         ------------   ------------    ------------
Current assets:
 Cash, including temporary cash investments (Note 11)        169,171         38,397         207,568
 Funds restricted for the repayment of debt (Note 11)                       217,582         217,582
 Accounts receivable (less allowance for doubtful
   accounts)                                                 307,285                        307,285
 Notes receivable - Constellation Energy (Note 12)                 -         49,956          49,956
 Materials and supplies, at average cost:
   Gas storage                                                44,240                         44,240
   Other (Note 13)                                            90,162        (71,535)         18,627
 Assets from price risk management activities                 21,330                         21,330
 Prepaid taxes                                                43,811                         43,811
 Other                                                        20,836                         20,836
                                                         ------------   ------------    ------------
                                                             696,835        234,400         931,235
                                                         ------------   ------------    ------------
Regulatory assets:
 MRA regulatory asset                                      3,151,007                      3,151,007
 Swap contracts regulatory asset                             611,646                        611,646
 Regulatory tax asset (Note 14)                              409,636       (269,511)        140,125
 IPP restructuring costs                                     215,669                        215,669
 Deferred environmental restoration costs                    285,000                        285,000
 Deferred loss on sale of assets (Note 15)                   122,804      1,171,356       1,294,160
 Postretirement benefits other than pensions                  43,164                         43,164
 Unamortized debt expense                                     37,787                         37,787
 Other (Note 16)                                             168,921        (45,249)        123,672
                                                         ------------   ------------    ------------
                                                           5,045,634        856,596       5,902,230
                                                         ------------   ------------    ------------
Other assets (Note 12)                                        91,622        199,822         291,444
                                                         ------------   ------------    ------------
                                                         $12,063,861    $  (193,938)    $11,869,923
                                                         ============   ============    ============

NIAGARA MOHAWK HOLDINGS, INC. AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

                                                                June 30, 2001
                                                                          Pro Forma
                                                            As Reported   Adjustments   Pro Forma
                                                           ------------   -----------  ------------
                                                                  (in thousands of dollars)
CAPITALIZATION AND LIABILITIES
Capitalization:
 Common stockholders' equity
  Common stock, issued 187,364,863 shares; outstanding     $     1,874    $            $     1,874
   160,239,818 shares
 Treasury stock, at cost - 27,125,045 shares                  (407,193)                   (407,193)
 Capital stock premium and expense                           2,548,576                   2,548,576
 Accumulated other comprehensive income                        (45,734)                    (45,734)
 Retained earnings (Note 17)                                   525,288          (239)      525,049
                                                           ------------   -----------  -----------
                                                             2,622,811          (239)    2,622,572
 Non-redeemable preferred stock                                440,000                     440,000
 Mandatorily redeemable preferred stock                         51,950                      51,950
 Long-term debt                                              4,735,477                   4,735,477
                                                           ------------   -----------  ------------
   Total capitalization                                      7,850,238          (239)    7,849,999
                                                           ------------   -----------  ------------
Current liabilities:
 Short-term debt                                                 5,000                       5,000
 Long-term debt due within one year                            418,121                     418,121
 Sinking fund requirements on redeemable preferred stock         7,620                       7,620
 Accounts payable                                              278,678                     278,678
 Payable on outstanding bank checks                             18,624                      18,624
 Customers' deposits                                            20,393                      20,393
 Accrued taxes (Note 14)                                        56,455         6,833        63,288
 Accrued interest                                               92,256                      92,256
 Accrued vacation pay (Note 18)                                 35,206        (6,150)       29,056
 Liabilities from price risk management activities              33,296                      33,296
 Other                                                         157,643                     157,643
                                                           ------------   -----------  ------------
                                                             1,123,292           683     1,123,975
                                                           ------------   -----------  ------------
Regulatory and other liabilities:
 Accumulated deferred income taxes  (Notes 14 and 17)        1,483,732      (204,727)    1,279,005
 Liability for swap contracts                                  757,059                     757,059
 Employee pension and other benefits (Note 19)                 214,895        26,900       241,795
 Other (Note 16)                                               349,645       (16,555)      333,090
                                                           ------------   -----------  ------------
                                                             2,805,331      (194,382)    2,610,949
                                                           ------------   -----------  ------------
Commitments and contingencies:
 Liability for environmental restoration                       285,000                     285,000
                                                           ------------   -----------  ------------
                                                           $12,063,861    $ (193,938)  $11,869,923
                                                           ============   ===========  ============

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                                                       For the year ended December 31, 2000
                                                                  Pro Forma
                                                    As Reported   Adjustments    Pro Forma
                                                    -----------   -----------   -----------
                                                            (in thousands of dollars)
Operating revenues:
 Electric (Note 1)                                  $3,239,253    $  (5,371)    $3,233,882
 Gas                                                   658,502                     658,502
                                                    -----------   ----------    -----------
                                                     3,897,755       (5,371)     3,892,384
                                                    -----------   ----------    -----------
Operating expenses:
 Electricity purchased (Note 1)                      1,175,923      306,519      1,482,442
 Fuel for electric generation (Note 1)                  74,340      (38,986)        35,354
 Gas purchased                                         357,524                     357,524
 Other operation and maintenance (Note 2)              888,067     (142,455)       745,612
 Amortization/accretion of MRA/IPP buyout costs        375,487                     375,487
 Amortization of loss on sale of assets (Note 3)             -      100,000        100,000
 Depreciation and amortization (Note 4)                311,803     (114,617)       197,186
 Other taxes (Note 5)                                  283,511      (27,446)       256,065
                                                    -----------   ----------    -----------
                                                     3,466,655       83,015      3,549,670
                                                    -----------   ----------    -----------
Operating income                                       431,100      (88,386)       342,714
Other income (deductions) (Note 6)                     (24,755)      21,058         (3,697)
                                                    -----------   ----------    -----------
Income before interest charges                         406,345      (67,328)       339,017
Interest charges (Note 7)                              437,274       (7,769)       429,505
                                                    -----------   ----------    -----------
Loss before income taxes                               (30,929)     (59,559)       (90,488)
Income taxes (Note 8)                                   (9,526)     (17,370)       (26,896)
                                                    -----------   ----------    -----------
Loss  before extraordinary item                        (21,403)     (42,189)       (63,592)
Extraordinary item - loss from the extinguishment
 of debt, net of income taxes of $489                     (909)                       (909)
                                                     ----------   ----------    -----------
Net loss                                               (22,312)     (42,189)       (64,501)
Dividends on preferred stock                            31,437                      31,437
                                                    -----------   ----------    -----------
Balance available for common stock                  $  (53,749)   $ (42,189)    $  (95,938)
                                                    ===========   ==========    ===========

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                                                    For the six months ended June 30, 2001
                                                                   Pro Forma
                                                   As Reported    Adjustments     Pro Forma
                                                   -----------    -----------    -----------
                                                          (in thousands of dollars)
Operating revenues:
 Electric (Note 1)                                 $1,604,741     $  (1,975)     $1,602,766
 Gas                                                  521,116                       521,116
                                                   -----------    ----------     -----------
                                                    2,125,857        (1,975)      2,123,882
                                                   -----------    ----------     -----------
 Electricity purchased (Note 1)                       574,548       128,668         703,216
 Fuel for electric generation (Note 1)                 21,699       (16,523)          5,176
 Gas purchased                                        341,486                       341,486
 Other operation and maintenance (Note 2)             502,171       (72,170)        430,001
 Amortization/accretion of MRA/IPP buyout costs       182,145                       182,145
 Amortization of loss on sale of assets (Note 3)           -         50,000          50,000
 Depreciation and amortization (Note 4)               156,861       (58,584)         98,277
 Other taxes (Note 5)                                 115,444       (13,451)        101,993
                                                   -----------    ----------     -----------
                                                    1,894,354        17,940       1,912,294
                                                   -----------    ----------     -----------
Operating income                                      231,503       (19,915)        211,588
Other income (deductions) (Note 6)                     (2,697)        7,584           4,887
                                                   -----------    ----------     -----------
Income before interest charges                        228,806       (12,331)        216,475
Interest charges (Note 7)                             202,487        (8,132)        194,355
                                                   -----------    ----------     -----------
Income before income taxes                             26,319        (4,199)         22,120
Income taxes (Note 8)                                  13,312          (388)         12,924
                                                   -----------    ----------     -----------
Net income                                             13,007        (3,811)          9,196
Dividends on preferred stock                           15,515                        15,515
                                                   -----------    ----------     -----------
Balance available for common stock                 $   (2,508)    $  (3,811)     $   (6,319)
                                                   ===========    ==========     ===========

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

                                                                June 30, 2001
                                                                          Pro Forma
                                                          As Reported    Adjustments     Pro Forma
                                                          ------------   -----------    ------------
                                                                   (in thousands of dollars)
ASSETS
Utility plant:
 Electric plant (Note 9)                                  $ 7,201,994    $(2,400,976)   $ 4,801,018
 Nuclear fuel (Note 9)                                        674,721       (674,721)             -
 Gas plant                                                  1,326,578                     1,326,578
 Common plant (Note 9)                                        359,604                       359,604
 Construction work in progress (Note 9)                       245,093        (25,860)       219,233
                                                          ------------   ------------   ------------
  Total utility plant                                       9,807,990     (3,101,557)     6,706,433
 Less-Accumulated depreciation and amortization (Note 9)    4,111,520     (1,966,331)     2,145,189
                                                          ------------   ------------   ------------
  Net utility plant                                         5,696,470     (1,135,226)     4,561,244
                                                          ------------   ------------   ------------
Other property and investments (Note 10)                      441,542       (349,530)        92,012
                                                          ------------   ------------   ------------
Current assets:
 Cash, including temporary cash investments (Note 11)          82,698         38,397        121,095
 Funds restricted for repayment of debt (Note 11)                            217,582        217,582
 Accounts receivable (less allowance for doubtful
  accounts)                                                   264,358                       264,358
 Notes receivable - Constellation Energy (Note 12)                  -         49,956         49,956
 Materials and supplies, at average cost:
  Gas storage                                                  41,124                        41,124
  Other (Note 13)
                                                               90,162        (71,535)        18,627
 Assets from price risk management activities                     112                           112
 Prepaid taxes                                                 33,639                        33,639
 Other                                                         16,410                        16,410
                                                          ------------   ------------   ------------
                                                              528,503        234,400        762,903
                                                          ------------   ------------   ------------
Regulatory assets:
 MRA regulatory asset                                       3,151,007                     3,151,007
 Swap contracts regulatory asset                              611,646                       611,646
 Regulatory tax asset (Note 14)                               409,636       (269,511)       140,125
 IPP restructuring costs                                      215,669                       215,669
 Deferred environmental restoration costs                     285,000                       285,000
 Deferred loss on sale of assets (Note 15)                    122,804      1,171,356      1,294,160
 Postretirement benefits other than pensions                   43,164                        43,164
 Unamortized debt expense                                      37,787                        37,787
 Other (Note 16)                                              168,921        (45,249)       123,672
                                                          ------------   ------------   ------------
                                                            5,045,634        856,596      5,902,230
                                                          ------------   ------------   ------------
Other assets (Note 12)                                         90,843        199,822        290,665
                                                          ------------   ------------   ------------
                                                          $11,802,992    $  (193,938)   $11,609,054
                                                          ============   ============   ============

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

                                                              June 30, 2001
                                                                         Pro Forma
                                                          As Reported    Adjustments     Pro Forma
                                                          ------------   -----------   ------------
                                                                 (in thousands of dollars)
CAPITALIZATION AND LIABILITIES
Capitalization:
 Common stockholders' equity
  Common stock, issued and outstanding 187,364,863 shares $   187,365    $             $   187,365
  Repurchase of Holdings' common stock, at cost              (407,193)                    (407,193)
  Capital stock premium and expense                         2,363,095                    2,363,095
  Accumulated other comprehensive income                      (20,384)                     (20,384)
  Retained earnings (Note 17)                                 259,438          (239)       259,199
                                                          ------------   -----------   -------------
                                                            2,382,321          (239)     2,382,082
 Non-redeemable preferred stock                               440,000                      440,000
 Mandatorily redeemable preferred stock                        51,950                       51,950
 Long-term debt                                             4,735,477                    4,735,477
                                                          ------------   -----------   -------------
  Total capitalization                                      7,609,748          (239)     7,609,509
                                                          ------------   -----------   -------------
Current liabilities:
 Short-term debt                                                5,000                        5,000
 Long-term debt due within one year                           418,121                      418,121
 Sinking fund requirements on redeemable preferred stock        7,620                        7,620
 Accounts payable                                             223,899                      223,899
 Payable on outstanding bank checks                            18,625                       18,625
 Customers' deposits                                           20,393                       20,393
 Accrued taxes (Note 14)                                       58,532         6,833         65,365
 Accrued interest                                              92,256                       92,256
 Accrued vacation pay (Note 18)                                35,206        (6,150)        29,056
 Liabilities from price risk management activities             33,296                       33,296
 Other                                                        184,070                      184,070
                                                          ------------   -----------   ------------
                                                            1,097,018           683      1,097,701
                                                          ------------   -----------   ------------
Regulatory and other liabilities:
 Accumulated deferred income taxes  (Notes 14 and 17)       1,489,627      (204,727)     1,284,900
 Liability for swap contracts                                 757,059                      757,059
 Employee pension and other benefits (Note 19)                214,895        26,900        241,795
 Other (Note 16)                                              349,645       (16,555)       333,090
                                                          ------------   -----------   ------------
                                                            2,811,226      (194,382)     2,616,844
                                                          ------------   -----------   ------------
Commitments and contingencies:
 Liability for environmental restoration                      285,000                      285,000
                                                          ------------   -----------   ------------
                                                          $11,802,992    $ (193,938)   $11,609,054
                                                          ============   ===========   ============

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The accompanying Pro Forma Consolidated Financial Information for Holdings and Niagara Mohawk for year ended December 31, 2000, the six months ended June 30, 2001, and at June 30, 2001, is unaudited. This financial information does not contain the detail or footnote disclosure concerning accounting policies and other matters that would be included in full fiscal year financial statements.

NOTE 1 - FUEL COSTS

The $39.0 million and $16.5 million decrease in fuel for electric generation for 2000 and the six months ended June 30, 2001, respectively, reflect the discontinuance of expenses related to the sale of the nuclear assets. The $306.5 million and $128.7 million increase in electricity purchased for 2000 and the six months ended June 30, 2001, respectively, reflect the costs to replace the power which would have been otherwise available from owning these nuclear assets. Niagara Mohawk entered into PPAs with Constellation, the new owners of the nuclear assets, to purchase energy at negotiated competitive prices for approximately ten years. In addition, electric revenues were reduced by $5.4 million for 2000 and $2.0 million for the six months ended June 30, 2001 to reflect the loss of voltage support income due to the sale of the nuclear assets.

The adjustments assume that under the PPAs with Constellation, Niagara Mohawk will purchase 90 percent of the output for Unit 1 and 37 percent of the output for Unit 2 (90 percent of Niagara Mohawk’s 41 percentage ownership of Unit 2) or 7,166,149 Megawatt-hours (“MWhs”) in 2000 for a price of $36.57/MWh and 3,277,517 MWhs for the 6 months ended June 30, 2001 for a price of $33.53/MWh. The adjustments also assume that Niagara Mohawk will purchase 796,239 MWhs in 2000 from the New York Independent System Operator (“NYISO”) for a price of $55.88/MWh and 364,100 MWhs for the 6 months ended June 30, 2001 for a price of $51.58/MWh. The NYISO prices reflect the actual historical variable market prices in effect at the time. Although the prices Niagara Mohawk must pay for electricity are higher than the fuel costs incurred when the assets were owned, Niagara Mohawk avoids operating costs from running these plants, including labor, fuel, real estate taxes and depreciation.

NOTE 2 - OTHER OPERATION AND MAINTENANCE

The $142.5 million and $72.2 million decreases in other operation and maintenance expenses for 2000 and the 6 months ended June 30, 2001, respectively, represent a reduction of operation and maintenance expenses associated with the sale of the nuclear assets. These expenses include items such as the operating and maintenance costs to run the plants, labor and related employee-benefit costs, property insurance and materials and supplies. Direct costs consist of approximately 90 percent of the other operation and maintenance expenses for 2000 and the 6 months ended June 30, 2001.

NOTE 3 - AMORTIZATION OF NUCLEAR REGULATORY ASSET

The amortization of the loss on the sale of assets for 2000 and the 6 months ended June 30, 2001 was $100.0 million and $50.0 million, respectively. The deferred loss on the sale of assets was established as a result of the sales of Niagara Mohawk’s generating assets in accordance with PSC Orders approving the sales. See note 15 for a further discussion of the deferred loss on the sale of assets.

NOTE 4 - DEPRECIATION AND AMORTIZATION

The $114.6 million and $58.6 million decreases in depreciation and amortization for 2000 and the 6 months ended June 30, 2001, respectively, reflect decreased depreciation expense and nuclear decommissioning costs related to the sale of the nuclear assets.

NOTE 5 - OTHER TAXES

The $27.4 million and $13.5 million decreases in other taxes for 2000 and the 6 months ended June 30, 2001, respectively, principally reflect decreased property taxes due to the sale of the nuclear assets.

NOTE 6 - OTHER INCOME (DEDUCTIONS)

The $21.1 million and $7.6 million increases in other income (deductions) for 2000 and the 6 months ended June 30, 2001, respectively, principally reflect interest income earned on the notes receivable resulting from the nuclear sale (using 11.0 percent interest rate), the elimination of the income received from the co-tenants related to the carrying costs on the inventory for Unit 2 and the elimination of the equity portion of the allowance for funds used during construction relating to nuclear generation construction projects.

NOTE 7 - INTEREST CHARGES

The $7.8 million and $7.6 million decreases in interest charges for 2000 and the 6 months ended June 30, 2001, respectively, primarily reflect decreased interest expense as a result of the required use of the sale proceeds to fund $217.6 million in debt reductions and the elimination of the interest portion of the allowance for funds used during construction relating to nuclear generation construction projects. The redemptions are assumed to occur 180 days subsequent to the receipt of the net proceeds from the sale of the nuclear assets.

NOTE 8 - INCOME TAXES

The $17.4 million and $0.4 million decrease in income taxes for 2000 and the 6 months ended June 30, 2001, respectively, primarily reflect lower overall net taxable income because of the items described above, calculated at the federal statutory federal income tax rate of 35.0 percent. This was partially offset by the elimination of the amortization of investment tax credits associated with the nuclear assets of $3.5 million and $1.1 million for 2000 and the 6 months ended June 30, 2001.

NOTE 9 - ELECTRIC PLANT AND NUCLEAR FUEL SOLD

The decrease of $2,401.0 million in electric plant and $25.9 million in construction work in progress represents the original cost of utility property, plant, and equipment sold to Constellation. In addition, the entire balance of nuclear fuel was sold to Constellation in the amount of $674.7 million. Accumulated depreciation , which includes accumulated amortization of nuclear fuel, was reduced by $1,966.3 million as a result of the sale of the nuclear assets.

NOTE 10 - OTHER PROPERTY AND INVESTMENTS

The decrease of $349.5 million in other property and investments represents the transfer of the decommissioning trust fund to Constellation.

NOTE 11 - NET CASH PROCEEDS

Cash and funds restricted for repayment of debt increased by $271.0 million, which represents the cash proceeds that was received for the nuclear assets, partially offset by the estimated expenses associated with the nuclear sale of $15.0 million. Funds restricted for repayment of debt represents the 85 percent of cash proceeds that are required to be used for debt reductions within 180 days of receipt.

NOTE 12 - NOTES RECEIVABLE

The increase of $249.8 million in notes receivable and other assets represents the note receivable that Niagara Mohawk received from Constellation upon the closing of the sale of the nuclear assets. The principle balance note receivable is scheduled to be received in five equal annual installments. The current portion ($50.0 million) is shown in notes receivable and the noncurrent portion is recorded in other assets.

NOTE 13 - MATERIALS AND SUPPLIES SOLD

Materials and supplies were reduced by $71.5 million as a result of the sale of the nuclear materials and supplies.

NOTE 14 - TAXES

Accrued taxes were increased by $6.8 million to reflect the provision for deferred taxes on the tax gain on the sale of the nuclear assets of $16.6 million with a corresponding decrease in accumulated deferred income taxes, partially offset by a decrease of $9.8 million to reflect the real estate tax adjustments associated with the sale. The decrease of $269.5 million in the regulatory tax asset was primarily due to the reclassification of Statement of Financial Accounting Standards No. 109 (“SFAS No. 109”) nuclear regulatory asset to the deferred loss on the sale of the assets. The $204.7 million decrease in accumulated deferred income taxes liability primarily represents the elimination of the SFAS No. 109 net regulatory asset associated with nuclear assets of $197.0 million.

NOTE 15 - DEFERRED LOSS ON SALE OF ASSETS

The increase of $1,171.4 million in the deferred loss on the sale of the assets represents the deferral for future recovery of the net losses resulting from the sale of the nuclear assets. The deferred loss on the sale of the assets was reduced by the stranded costs that Niagara Mohawk was required to write-off of $123 million in accordance with the October 26, 2001 PSC Order approving such sale. This asset is expected to be recovered and amortized over approximately 12 years.

NOTE 16 - OTHER REGULATORY ASSETS AND LIABILITIES

The decrease in other regulatory assets of $45.2 million and the decrease in other regulatory liabilities of $16.6 million reflect the reclassification of nuclear regulatory assets and liabilities to the deferred loss on the sale of assets.

NOTE 17 - RETAINED EARNINGS

The decrease of $0.2 million in Retained Earnings reflects the non-cash after tax write-off of $79.9 million in accordance with the October 26, 2001 PSC Order approving such sale, partially offset by the recognition of ITCs with the corresponding decrease in accumulated deferred income taxes. Unamortized ITCs associated with the nuclear assets are not transferable to the new owners, but flow through to income as a result of the sale. Because these items constitute a one-time event resulting from the sale, we have credited retained earnings on the pro forma balance sheet for $79.7 million in ITCs but have not reflected this amount on the pro forma income statement.

NOTE 18 - ACCRUED VACATION PAY

The decrease in accrued vacation pay of $4.2 million reflects the cash paid to nuclear employees for their accrued vacation pay.

NOTE 19 - EMPLOYEE PENSION AND OTHER BENEFITS

The increase of $26.9 million in employee pension and other benefits liability represents recognition of the estimated pension curtailment loss as a result of employees transferring to the buyers. This loss is also included in the deferred loss on the sale of assets account.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Holdings and Niagara Mohawk’s Annual Report on Form 10-K for the year ended December 31, 2000, before Item 1, “Business.” Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “expects,” “believes,” “anticipates,” and similar expressions.

NIAGARA MOHAWK HOLDINGS, INC. AND SUBSIDIARY COMPANIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                 NIAGARA MOHAWK HOLDINGS, INC.
                                                                                                            (Registrant)

Date:  November 9, 2001                                       By:  /s/ Steven W. Tasker
                                                                                            Steven W. Tasker
                                                                                            Vice President–Controller and
                                                                                            Principal Accounting Officer,
                                                                                            in his respective capacities as such

                                                                                 NIAGARA MOHAWK POWER CORPORATION
                                                                                                            (Registrant)

Date:  November 9, 2001                                       By:  /s/ Steven W. Tasker
                                                                                            Steven W. Tasker
                                                                                            Vice President–Controller and
                                                                                            Principal Accounting Officer,
                                                                                            in his respective capacities as such

EXHIBIT INDEX

Following is the index of Exhibits furnished in accordance with the provisions of Item 601 of Regulation S-K, filed as part of this current report on Form 8-K.

Exhibit No. 99 - Press release of Niagara Mohawk issued on November 7, 2001 relating to its sale of the nuclear generation assets.